EXHIBIT 10.17
                                                                   -------------

TEXT MARKED BY [* * *] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

------------------------ ------------------------ ------------------------------
OBLIGOR #                NOTE #                   AGREEMENT DATE
                                                  September 14, 2007
-------------------------------- ------------------------ ----------------------
CREDIT LIMIT                     INTEREST RATE            OFFICER NO./INITIALS
$4,800,000
-------------------------------- ------------------------ ----------------------

            THIS AGREEMENT is entered into on September 14, 2007, between Comerica Bank ("Bank") as secured party, whose Western Division headquarters office is 75 E. Trimble Road, San Jose, California 95131, Mail Code 4770 and the undersigned ("Borrower"), whose chief executive office is located at the address set forth below its name on the signature page to this Agreement. The parties agree as follows:

1. DEFINITIONS.

            1.1 "Account Advance Rate" shall mean, as of any applicable date of determination thereof, (1) seventy percent (70%) less (2) the number of percentage points by which the dilution of Borrowers' Accounts exceeds fifteen percent (15%). For the purposes of calculating the Account Advance Rate, the percentage dilution of Borrower's Accounts will be measured for the twelve (12) month period ended as of the determination date.

            1.2 "Accounts" shall mean and includes all presently existing and hereafter arising accounts, including without limitation all accounts receivable, contract rights and other forms of right to payment for monetary obligations or receivables for property sold or to be sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered (including without limitation all health-care-insurance receivables) owing to Borrower, and any supporting obligations, credit insurance, guaranties or security therefor, irrespective of whether earned by performance.

            1.3 "Advance" shall mean a borrowing requested by Borrower and made by Bank under this Agreement, including a LIBOR Option Advance and/or a Base Rate Option Advance.

            1.4 "Agreement" shall mean and includes this Loan and Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Loan and Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Loan and Security Agreement (Accounts and Inventory) and/or to any such rider.

            1.5 "Bank Expenses" shall mean and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Accounts (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and reasonable attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

            1.6 "Base Rate" shall mean that variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

            1.7 "Base Rate Option" shall mean a rate equal to one half percent (0.50%) above the Base Rate.

            1.8 "Base Rate Option Advance" shall mean an Advance bearing interest at the Base Rate Option.

            1.9 "Borrower's Books" shall mean and includes all of Borrower's books and records including but not limited to minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, (including, without limitation, the Accounts) liabilities, business operations or financial condition, and all information relating thereto, computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

            1.10 "Borrowing Base" shall mean the sum of: (1) the Account Advance Rate of the net amount of Eligible Accounts after deducting therefrom the reserve for authorized returns not yet credited and all payments, adjustments and credits applicable thereto; and (2) the amount of the Inventory Advances; and (3) one hundred percent (100%) of the stated amount of the Support Letter of

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

Credit. Anything contained in the foregoing to the contrary notwithstanding, Bank may adjust the Borrowing Base percentages and the definition of Eligible Accounts and Eligible Inventory, in each case as provided for under subsection
6.7 hereof.

            1.11 "Capital Expenditure" shall mean any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.

            1.12 "Collateral" shall mean and includes all personal property of Borrower, including without limitation each and all of the following: the Accounts; the Inventory; the General Intangibles; the Negotiable Collateral; Borrower's Books; all Borrower's deposit accounts; all Borrower's investment property (including without limitation securities and securities entitlements); all goods, instruments, documents, policies and certificates of insurance, deposits, money or other personal property of Borrower in which Bank receives a security interest and which now or later come into the possession, custody or control of Bank; all Borrower's equipment and fixtures; all additions, accessions, attachments, parts, replacements, substitutions, renewals, interest, dividends, distributions or rights of any kind for or with respect to any of the foregoing (including without limitation any stock splits, stock rights, voting rights and preferential rights); any supporting obligations for any of the foregoing; and the products and proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, equipment, money, deposit accounts, investment property, equipment, fixtures or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral and the proceeds thereof and any supporting obligations or security therefor and any right to payment thereunder, and including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower. Notwithstanding anything to the contrary contained herein, Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

            1.13 "Credit" shall mean all Indebtedness, except that Indebtedness arising pursuant to any other separate contract, instrument, note or other separate agreement which, by its terms, provides for a specified interest rate and term.

            1.14 "Credit Limit" shall mean Four Million Eight Hundred Thousand Dollars ($4,800,000).

            1.15 "Current Assets" shall mean, in respect of a Person and as of any applicable date of determination, all current assets of such Person determined in accordance with GAAP.

            1.16 "Current Liabilities" shall mean, in respect of a Person and as of any applicable date of determination, all liabilities of such Person that should be classified as current in accordance with GAAP. Current Liabilities shall include all amounts owing under the Credit.

            1.17 "Daily Balance" shall mean the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

            1.18 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term "Debt" shall include, without limitation, the Indebtedness.

            1.19 "Eligible Accounts" shall mean and includes those Accounts of Borrower which are due and payable within ninety (90) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower;
(b) Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) Accounts with respect to which the account debtor is not a resident of the United States, Canada or Puerto Rico; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) Accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) Accounts, other than accounts where the account debtor is Eye Care Centers of America, not paid by an account debtor within ninety (90) days from the date of the invoice; (i) Accounts where the account debtor is Eye Care Centers of America not paid by the account debtor within one hundred twenty (120) days from the date of the invoice; (j) Accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset; (k) Accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (l) Accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts; and (m) Accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            1.20 "Event of Default" shall mean one or more of those events described in Section 7 contained herein below.

            1.21 "GAAP" shall mean, as of any applicable period, generally accepted accounting principles in effect during such period.

            1.22 "General Intangibles" shall mean and includes all of Borrower's present and future general intangibles and other personal property (including without limitation all payment intangibles, electronic chattel paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment (including without limitation, rights to payment evidenced by chattel paper, documents or instruments) and other rights under any royalty or licensing agreements, infringement claims, software (including without limitation any computer program that is embedded in goods that consist solely of the medium in which the program is embedded), information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Inventory, Negotiable Collateral, and Borrowers Books.

            1.23 "Indebtedness" shall mean and includes any and all loans, advances, Letter of Credit Obligations, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's loan account pursuant to any agreement authorizing Bank to charge Borrower's loan account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other Instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising, including, without limitation, any interest, fees, expenses, costs and other amounts owed to Bank that but for the provisions of the United States Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding, and including, without limitation, any debt, liability, or obligations owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

            1.24 "Insolvency Proceeding" shall mean and includes any proceeding or case commenced by or against Borrower, or any guarantor of Borrower's Indebtedness, or any of Borrower's account debtors, under any provisions of the United States Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including, but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the United States Bankruptcy Code, as amended, or any other bankruptcy or insolvency law.

            1.25 "Inventory" shall mean and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods (including without limitation any computer program embedded in any of the foregoing goods and any supporting information provided in connection therewith that (i) is associated with the goods in such a manner that the program customarily is considered part of the goods or that (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods), together with any advertising materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

            1.26 "Inventory Advances" shall mean any Advances made by Bank which are thirty five percent (35%) of the lower of cost or market value of Borrower's Eligible Inventory, and as may be adjusted by Bank, in Bank's discretion, for age and seasonality or other factors affecting the value of the Inventory, up to a maximum advance outstanding at any one time of Two Million Dollars ($2,000,000) upon Borrower's concurrent execution and delivery to Bank of a Designation of Inventory, or Certification of Borrowing Base, in form customarily used by Bank. "Eligible Inventory" shall mean Borrower's Inventory that (a) consists of finished goods (i.e., frames) or eyeglass cases, (b) is less than 730 days old and (c) is located in the United States of America.

            1.27 "Letter of Credit Obligations" shall mean, as of any applicable date of determination, the sum of the undrawn amount of any letter(s) of credit issued by Bank upon the application of and/or for the account of Borrower, plus any unpaid reimbursement obligations owing by Borrower to Bank in respect of any such letter(s) of credit.

            1.28 "Leverage Ratio" shall mean, as of any date of determination, the ratio of (1) total liabilities minus Subordinated Debt to (2) Tangible Effective Net Worth.

            1.29 "LIBOR" shall mean the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                 LIBOR =   LIBOR Base
                           ----------
                           100% - LIBOR Reserve Percentage

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            1.30 "LIBOR Base" shall mean the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

            1.31 "LIBOR Business Day" shall mean means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

            1.32 "LIBOR Option" shall mean a rate equal to three and one quarter percent (3.25%) above Bank's LIBOR.

            1.33 "Libor Option Advance" shall mean an Advance bearing interest at the LIBOR Option.

            1.34 "LIBOR Period" shall mean, with respect to a LIBOR Option
Advance:

                                    a. initially, the period commencing on, as
                        the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a 30, 60, 90 day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

                                    b. thereafter, each period commencing on the
                        last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a 30, 60, 90 day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum;

                                    c. provided, however, that at no time shall
                        there be more than two (2) LIBOR Periods in existence.

            1.35 "LIBOR Reserve Percentage" shall mean the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

            1.36 "Long Term Indebtedness" shall mean, in respect of a Person and as of any applicable date of determination thereof, all Debt which should be classified as "funded indebtedness" or "long term indebtedness" on a balance sheet of such Person as of such date in accordance with GAAP.

            1.37 "Net Income" shall mean the net income (or loss) of a person for any period of determination, determined in accordance with GAAP but excluding in any event:

                       a. any gains or losses on the sale or other disposition,
               not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

                       b. in the case of Borrower, net earnings of any Person in
               which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

            1.38 "Negotiable Collateral" shall mean and include all of Borrower's present and future letters of credit, advises of credit, letter-of-credit rights, certificates of deposit, notes, drafts, money, documents (including without limitation all negotiable documents), instruments (including without limitation all promissory notes), tangible chattel paper or any other similar property.

            1.39 "Judicial Officer or Assignee" shall mean and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

            1.40 "Person" or "person" shall mean and includes any individual, corporation, partnership, joint venture, firm, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

            1.41 "Pre-Tax Income" shall mean, for any applicable period of determination, Net Income plus, to the extent deducted in computation of Net Income, income tax expense.

            1.42 "Quick Assets" shall mean, as of any applicable date of determination, unrestricted cash, certificates of deposit or marketable securities and net accounts receivable arising from the sale of goods and services, and United States government securities and/or claims against the United States government of Borrower and its subsidiaries.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            1.43 "Quick Ratio" shall mean, as of an applicable date of determination, a ratio, the numerator of which is Quick Assets and the denominator of which is the sum of Current Liabilities, excluding Subordinated Debt, and any borrowing under the Credit categorized as non Current Liabilities.

            1.44 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

            1.45 "Regulatory Development" shall mean any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

            1.46 "Subordinated Debt" shall mean (a) indebtedness of the Borrower to any Person which has been subordinated to the Indebtedness pursuant to a Subordination Agreement in form and content satisfactory to Bank and (b) indebtedness of the Borrower to Ashford Capital LLC evidenced by the $125,000 Promissory Note dated April 23, 2007.

            1.47 "Subordination Agreement" shall mean any subordination agreement, which is in form and substance satisfactory to Bank, and which makes any or all present and future indebtedness of Borrower to any Person subordinate to the Indebtedness.

            1.48 "Support Letter of Credit" shall mean Letter of Credit Number _____________ issued by a bank acceptable to Bank naming Bank as beneficiary in the original stated amount of $1,250,000.

            1.49 "Tangible Effective Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

            1.50 "Tangible Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, the excess of:

                        a. the net book value of all assets of such Person
            (excluding affiliate receivables, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), less

                        b. all Debt of such Person at such time.

2. LOAN AND TERMS OF PAYMENT; FACILITY FEE.

For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

            2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that the Daily Balance shall not exceed the lesser of either the Credit Limit or the Borrowing Base, minus all Letter of Credit Obligations. If at any time for any reason, the amount of Indebtedness owed by Borrower to Bank pursuant to this Section 2.1 and Section 2.3 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a fluctuating rate of interest equal to either
(i) the Base Rate Option or (ii) provided that no Default or Event of Default has occurred or is continuing, the LIBOR Option, as elected by Borrower from time to time as set forth in this Section, or as otherwise determined under the terms and conditions of this Agreement.

                        a. The minimum LIBOR Option Advance will not be less
            than the lesser of (a) Five Hundred Thousand and 00/100 Dollars ($500,000.00) and (b) the entire outstanding balance of the Credit.

                        b. The minimum Base Rate Option Advance will not be less
            than the lesser of (a) Ten Thousand Dollars ($10,000) and (b) the entire outstanding balance of the Credit.

                        c. With respect to each LIBOR Option Advance, Bank is
            hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Agreement, which notations shall be prima facie evidence of the accuracy of the information noted.

                        d. At the time any Advance is requested under this
            Agreement and/or Borrower wishes to select the LIBOR Option for all or a portion of the outstanding principal balance of the Credit, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under this Agreement or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Base Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Base Rate Option. At any time the Base Rate Option is in effect, Borrower may convert to the LIBOR OPTION, and shall designate a LIBOR Period.

                        e. In the event that the LIBOR Option is the applicable
            interest rate for all or any part of the outstanding principal balance of the Credit, and any payment or prepayment of any such outstanding principal balance of the Credit shall occur on any day other than the last day of the applicable LIBOR Period (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower elects the LIBOR Option as the applicable interest rate for all or any part of the outstanding principal balance of the Credit in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the applicable LIBOR Period, Borrower revokes such election for any reason whatsoever, or if the applicable interest rate in respect of any outstanding principal balance of the Credit hereunder shall be changed, for any reason whatsoever, from the LIBOR Option to the Base Rate Option prior to the last day of the applicable LIBOR Period, or if Borrower shall fail to make any payment of principal or interest hereunder at any time that the LIBOR Option is the applicable interest rate hereunder in respect of such outstanding principal balance of the Credit, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant LIBOR Period, at the applicable rate of interest for such outstanding principal balance of the Credit as provided under this Agreement, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant outstanding principal balance of the Credit hereunder through the purchase of an underlying deposit in an amount equal to the amount of such outstanding principal balance of the Credit and having a maturity comparable to the relevant LIBOR Period; provided, however, that Bank may fund the outstanding principal balance of the Credit hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

            Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Any outstanding principal balance of the Credit which is bearing interest at such time at the Base Rate Option may be prepaid without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

                        BY INITIALING BELOW, BORROWER ACKNOWLEDGES AND AGREES
                        THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN ("PREPAYMENT AMOUNT"), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE CREDIT IN RELIANCE ON THESE AGREEMENTS.

                        --------------------
                        BORROWER'S INITIALS

                        f. Borrower agrees to indemnify Bank and to hold Bank
            harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Credit, whether pursuant to this Section 2.2 or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Section 2.2; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

                        g. The indemnification and hold harmless provisions set
            forth in this Agreement shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this
            Section 2.2 and the payment of the Credit.

                        h. If any Regulatory Development or other circumstances
            relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

                                    (1)    In the case of a LIBOR Period in
                                           progress, Borrower shall, if
                                           requested by Bank, promptly pay
                                           any interest which had accrued
                                           prior to such request and the
                                           date of such request shall be
                                           deemed to be the last day of the
                                           term of the LIBOR Period; and

                                    (2)    No LIBOR Period may be designated
                                           thereafter until Bank determines
                                           that such would be practical.

                        i. Borrower shall pay to Bank from time to time, upon
            Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank's obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation, resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Agreement (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed. The Base Rate as of the date of this Agreement is eight and one quarter percent (8.25%) per annum. In the event that the Base Rate announced is, from time to time hereafter, changed, adjustment in the Base Rate shall be made and based on the Base Rate in effect on the date of such change. The Base Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again.

All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Event of Default under this Agreement. Upon the occurrence of an Event of Default hereunder, and without constituting a waiver of any such Event of Default, then during the continuation thereof, at Bank's option, the Credit shall bear interest, on the Daily Balance owing, at a rate equal to three percent (3%) per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the date of interest applicable immediately prior to any such occurrence.

            2.3 Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower during the term of this Agreement in the aggregate outstanding face amount not to exceed (i) the lesser of the Credit Limit or the Borrowing Base, minus (ii) the then outstanding Daily Balance, provided that the Letter of Credit Obligations shall not in any case exceed Five Hundred Thousand Dollars ($500,000). All letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Letter of Credit Application and Agreement. No letter of credit shall have an expiration date later than the earlier of (a) one year from the date of its issuance or (b) the scheduled termination date of this Agreement. Borrower shall pay to Bank (a) a letter of credit fee of 2.50% per annum on the stated amount of any standby letter of credit (payable in advance and computed on a basis of actual days to expiry over a year of 360 days) and
(b) any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing letters of credit.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

The obligation of Borrower to immediately reimburse Bank for drawings made under letters of credit shall be absolute, unconditional and irrevocable in accordance with the terms of this Agreement and the Letter of Credit Application and Agreement with respect to each such letter of credit. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorney's fees incurred by Bank, whether in-house or outside counsel is used, arising out of or in connection with any letters of credit.

            2.4 Borrower shall pay to Bank a non-refundable facility fee equal to 0.25% per annum of the Credit Limit, payable in arrears on the last day of each of its fiscal quarters and at maturity for any amounts accrued but unpaid.

3. TERM.

            3.1 This Agreement shall remain in full force and effect until February 28, 2010 unless earlier terminated by notice by Borrower or by Bank pursuant to Section 8.1. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty
(30) days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice. Notwithstanding termination, until all Indebtedness has been fully satisfied, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its obligations.

            3.2 After termination and when Bank has received payment in full of Borrower's Indebtedness to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank.

4. CREATION OF SECURITY INTEREST.

            4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Indebtedness owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Bank, shall (a) endorse or assign such Negotiable Collateral to Bank, (b) deliver actual physical possession of such Negotiable Collateral to Bank, and (c) mark conspicuously all of its records pertaining to such Negotiable Collateral with a legend, in form and substance satisfactory to Bank (and in the case of Negotiable Collateral consisting of tangible chattel paper, immediately mark all such tangible chattel paper with a conspicuous legend in form and substance satisfactory to Bank), indicating that the Negotiable Collateral is subject to the security interest granted to Bank hereunder.

            4.2 Bank's security interest in the Accounts shall attach to all Accounts without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Accounts created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Accounts to Bank all in a form acceptable to Bank; provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Accounts. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence of an Event of Default, Bank or Bank's designee may notify customers or account debtors of Bank's security interest in the Collateral and direct such customers or account debtors to make payments directly to Bank, but unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Accounts for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of Inventory are made for cash, Borrower shall immediately deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank two (2) calendar days after the date Bank actually receives such check or other item of payment.

            4.3 Bank's security interest in Inventory shall attach to all Inventory without further act on the part of Bank or Borrower. Borrower will at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until a default by Borrower under this Agreement or any other Agreement between Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

            4.4 Concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, Borrower shall (a) execute and deliver to Bank security agreements, mortgages, assignments, certificates of title, affidavits, reports,

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

notices, schedules of accounts, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, (b) cooperate with Bank in obtaining a control agreement in form and substance satisfactory to Bank with respect to all deposit accounts, electronic chattel paper, investment property, and letter-of-credit rights, and (c) in the event that any Collateral is in the possession of a third party, Borrower shall join with Bank in notifying such third party of Bank's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Bank. By authenticating or becoming bound by this Agreement, Borrower authorizes the filing of initial financing statement(s), and any amendment(s) covering the Collateral to perfect and maintain perfected Bank's security interest in the Collateral. Upon the occurrence of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral, and to take such actions in its own name or in Borrower's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive possession or control (as defined in the Uniform Commercial
Code) over any Collateral of such nature that perfection of Bank's security interest may be accomplished by possession or control.

            4.5 Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Accounts. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter, provided that reasonable notice is provided, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

            4.6 Effective only upon the occurrence of an Event of Default, Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Accounts in which Bank has a security interest remain unpaid and until the Indebtedness has been fully satisfied.

            4.7 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Indebtedness and shall be payable on demand.

            4.8 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

5. CONDITIONS PRECEDENT.

            5.1 As conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

                        a. This Agreement and other documents, instruments and
            agreements required by Bank;

                        b. If Borrower is a corporation, limited liability
            company, limited partnership or other such entity, certified copies of all actions taken by Borrower, any grantor of a security interest to Bank to secure the Indebtedness, and any guarantor of the Indebtedness, authorizing the execution, delivery and performance of this Agreement and any other documents, instruments or agreements entered into in connection herewith, and authorizing specific officers to execute and deliver any such documents, instruments and agreements;

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                        c. If Borrower is a corporation, limited liability
            company, limited partnership or other such entity, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation or formation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

                        d. UCC searches and financing statements, tax lien and
            litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

                        e. Evidence that Borrower has obtained insurance and
            acceptable endorsements;

                        f. Such control agreements from each Person as Bank may
            require;

                        g. Duly executed certificates of title with respect to
            that portion of the Collateral that is subject to certificates of title;

                        h. Such collateral access agreements from each lessor,
            warehouseman, bailee, and other Person as Bank may require, duly executed by each such Person;

                        i. Warranties and representations of officers;

                        j. A non-refundable closing fee in the amount of
            $14,778.08;

                        k. Guaranty agreements and security agreements in form
            satisfactory to Bank from all domestic subsidiaries of Borrower; and

                        l. A subordination agreement between Bank and Bluebird
            Finance Limited.

            5.2 Further conditions precedent to the making of the loans and the extension of the financial accommodations hereunder are:

                        a. Satisfactory review by Bank and its legal counsel of
            all material license agreements of Borrower;

                        b. Delivery of Compliance Certificate and Borrowing Base
            Certificate with minimum opening availability under the Credit plus cash on hand totaling not less than Eight Hundred Fifty Thousand Dollars ($850,000); and

                        c. Satisfactory vendor credit check with [***].

6. WARRANTIES, REPRESENTATIONS AND COVENANTS.

            6.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. The aggregate amount of the Borrowing Base at all times during the effectiveness of this Agreement shall not be less than the advances made hereunder. Bank shall have the right to recompute the Borrowing Base in conformity with this Agreement.

            6.2 If any warranty is breached as to any Account, or any Account is not paid in full by an account debtor within ninety (90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all Accounts owing by that account debtor, and reduce the Borrowing Base by the amount thereof. Bank shall retain its security interest in all Accounts, whether eligible or ineligible, until all Indebtedness has been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's loan account with only the net amounts received by Bank in payment of the Accounts, after deducting all Bank Expenses in connection therewith.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            6.3 Borrower warrants, represents, covenants and agrees that:

                        a. Borrower has good and marketable title to the
            Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank);

                        b. All Accounts are and will, at all times pertinent
            hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an Account due from such account debtor is assigned to Bank; and

                        c. At the time each Account is assigned to Bank, all
            property giving rise to such Account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

            6.4 At the time each eligible Account is assigned to Bank, all such Eligible Accounts will be due and payable on terms set forth in Section 1.19, or on such other terms approved in writing by Bank in advance of the creation of such Accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such Eligible Account will then be past due.

            6.5 Borrower shall keep its domestic Inventory only at 498 North Oak Street, Inglewood, California 90302 and the owner of this location is Roxbury Property Management.

                        a. Borrower, immediately upon demand by Bank therefor,
            shall now and from time to time hereafter, at such intervals as are reasonably requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

                        b. All of the Inventory is and shall remain free from
            all purchase money or other security interests, liens or encumbrances, except as held by Bank and as held by Bluebird Finance Limited which must be subordinate to Bank's security interest in all respects;

                        c. Borrower does now keep and hereafter at all times
            shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying;

                        d. All Inventory, now and hereafter at all times, shall
            be new Inventory of good and merchantable quality free from material defects;

                        e. Inventory is not now and shall not at any time or
            times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory and/or an acknowledgment by such bailee of Bank's prior rights in the Inventory, in each case in form and substance acceptable to Bank. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to Bank's security interests and its instructions; and

                        f. Bank shall have the right upon demand now and/or at
            all times hereafter, during Borrower's usual business hours, after reasonable notice, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

            6.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

                        a. Grant a security interest in or permit a lien, claim
            or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality except for:

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                                    (1) Liens for taxes, assessments or other
                        governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by Bank, bonded in an amount and manner satisfactory to Bank;

                                    (2) Liens, not delinquent, created by
                        statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

                                    (3) Liens of mechanics, materialmen,
                        carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable; and

                                    (4) Purchase money security interests for
                        property, equipment and supplies purchased in the ordinary course of business.

                        b. Permit any levy, attachment or restraint to be made
            affecting any of Borrower's assets;

                        c. Permit any Judicial Officer or Assignee to be
            appointed or to take possession of any or all of Borrower's assets;

                        d. Sell, lease, or otherwise dispose of, move, or
            transfer, whether by sale or otherwise, any of Borrower's properties or assets in an amount exceeding $15,000 during any fiscal year, other than sales of Inventory in the ordinary course of Borrower's business;

                        e. Change its name, the location of its sole place of
            business, chief executive office or residence, business structure, corporate identity or structure, form of organization or the state in which it has been formed or organized; add any new fictitious names, dissolve, liquidate, merge or consolidate with or into any other corporation, entity, or other business organization, or permit another corporation, entity or other business organization to merge into it;

                        f. Move or relocate any Collateral except in the
            ordinary course of business;

                        g. Acquire any other business organization;

                        h. Enter into any transaction not in the usual course of
            Borrower's business;

                        i. Make any change in Borrower's financial structure or
            in any of its business objectives, purposes or operations which would materially adversely affect the ability of Borrower to repay Borrower's Indebtedness;

                        j. Incur any debts outside the ordinary course of
            Borrower's business except renewals or extensions of existing debts and interest thereon;

                        k. Make loans, advances or extensions of credit to any
            Person, except in the ordinary course of business;

                        l. Guarantee or otherwise, directly or indirectly, in
            any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection;

                        m. Make any payment on account of any Subordinated Debt
            except for regularly scheduled payments of interest and principal in accordance with the provisions of any Subordination Agreement executed by Bank and the subordinated debt holder, or amend any provision contained in any documentation relating to any such Subordinated Debt without Bank's prior written consent;

                        n. (i) Acquire all or substantially all the properties
            or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (ii) enter into any sale-leaseback transaction;

                        o. Purchase or hold beneficially any stock or other
            securities of, or make any investment or acquire any securities or other interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of Five Hundred Million Dollars

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            ($500,000,000.00) and the securities or other direct obligations of the United States Government maturing within one year from the date of acquisition thereof;

                        p. Allow any fact, condition or event to occur or exist
            with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan;

                        q. Acquire or expend for, or commit itself to acquire or
            expend for, fixed or capital assets by lease, purchase or otherwise;

                        r. Enter into any new operating lease or allow the
            payments due under any existing operating lease to be increased, in either case such that the total lease payments under all leases would exceed $900,000 per year;

                        s. Use the proceeds of the Credit for any purpose except
            to refinance existing debt of Borrower to Home Loan Investment Corporation and to support Borrower's working capital needs, subject to the following:

                                    (1)         All Inventory Advances are
                                                solely and exclusively to enable
                                                Borrower to acquire rights in
                                                and purchase new Inventory, and
                                                Borrower represents and warrants
                                                that all Inventory Advances by
                                                Bank will be used solely and
                                                exclusively for such purpose;
                                                and since such Inventory
                                                Advances will be used for the
                                                foregoing purposes, Bank's
                                                security interest in Borrower's
                                                Inventory is and shall be at all
                                                times a purchase money security
                                                interest as that term is
                                                described in Section 9107 of the
                                                California Uniform Commercial
                                                Code; or

                        t. Make any payment of principal on account of any debt
            owed to Ashford Capital LLC ("Ashford"), except that Ashford may reduce the principal amount of any debt owing to it by Borrower as payment for Ashford's purchase of stock in Borrower in connection with the conversion of any warrants by Ashford.

            Notwithstanding anything to the contrary in this Section 6.6, Borrower may make Capital Expenditures in an aggregate amount that is not greater than One Hundred Thousand Dollars ($100,000) in any fiscal year.

            6.7 Borrower shall permit representatives of Bank to conduct audits of Borrower's Books relating to the Accounts and other Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided, however, that, prior to an Event of Default, Borrower shall not be responsible for more than two (2) such audits in each calendar year. Notwithstanding any of the provisions contained in Section 2.1 of this Agreement or otherwise, Borrower hereby acknowledges and agrees that upon completion of any such audit Bank shall have the right to adjust the Borrowing Base percentage or the definition of Eligible Accounts and Eligible Inventory, in its sole and reasonable discretion, based on its review of the results of such audit.

            6.8 Borrower represents, warrants, covenants and agrees that:

                        a. Borrower's true and correct legal name is that set
            forth on the signature page to this Agreement. Except as disclosed in writing to Bank on or before the date of this Agreement, Borrower has not done business under any name other than that set forth on the signature page to this Agreement;

                        b. If Borrower is an individual, the location (as
            determined pursuant to the Uniform Commercial Code) of Borrower's principal residence is that set forth following Borrower's name on the signature page to this Agreement;

                        c. If Borrower is a registered organization that is
            organized under the laws of any one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, Borrower's form of organization and the state in which it has been organized are those set forth immediately following Borrower's name on the signature page to this Agreement;

                        d. If Borrower is a registered organization organized
            under the laws of the United States, and Borrower is located in the state that United States law designates as its location or, if United States law authorizes Borrower to designate the state for its location, the state designated by Borrower, or if neither of the foregoing are applicable, at the District of Columbia (in each case as determined in accordance with the Uniform Commercial Code), Borrower's form of organization and the state or district in which it is located are those set forth immediately following Borrower's name on the signature page to this Agreement;

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                        e. If Borrower is a domestic organization that is not a
            registered organization under the laws of the United States or any state thereof (e.g. general partnership, joint venture, trust, estate or association), and Borrower is located (as determined pursuant to the Uniform Commercial Code) at its sole place of business or, if it has more than one place of business, at its chief executive office, Borrower's form of organization and the address of that location are those set forth on the signature page to this Agreement; and

                        f. If Borrower is a foreign individual or foreign
            organization or a branch or agency of a bank that is not organized under the laws of the United States or a state thereof, Borrower is located (as determined pursuant to the Uniform Commercial Code) at the address set forth following Borrower's name on the signature page to this Agreement.

            6.9 Borrower represents, warrants and covenants as follows:

                        a. Without the prior written approval of Bank, Borrower
            will not make any distribution or declare or pay any cash dividend to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock; provided, however, so long as no Event of Default has or is continuing hereunder, to the extent that and so long as Borrower is an entity that is not directly subject to Federal income taxation and with respect to which any earnings are attributable ratably to each Person with an ownership interest in Borrower, Borrower may make distributions to each such Person in an amount necessary to pay each such Person's income tax resulting from such ownership interest in Borrower, provided, further, that, promptly upon request of Bank, Borrower shall cause each such Person to provide Bank with copies of its tax return to substantiate any such distribution;

                        b. Borrower is and shall at all times hereafter be a
            corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business;

                        c. Borrower has the right and power and is duly
            authorized to enter into this Agreement;

                        d. The execution by Borrower of this Agreement shall not
            constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws; and

                        e. Borrower will not directly or indirectly enter into
            or permit to exist any material transaction with any affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

            6.10 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

            6.11 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral in excess of $75,000 in a single transaction, with the exception of purchases of Inventory in the ordinary course of business.

            6.12 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or (ii) set up such reserves in Borrower's loan account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expense and an additional advance to Borrower.

            6.13 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

            6.14 Insurance.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                        a. Borrower, at its expense, shall keep and maintain its
            assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties satisfactory to Bank, and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Indebtedness owing to Bank. To secure the payment of the Indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

                        b. Borrower hereby irrevocably appoints Bank (and any of
            Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims exceeding $3,500 (and excluding freight and automobile claims) under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Indebtedness or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees incurred by Bank, whether in-house or outside counsel is used, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

            6.15 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

            6.16 Financial Reporting.

                        a. Borrower at all times hereafter shall maintain a
            standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Accounts and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, Borrower's Indebtedness to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

                        b. Borrower shall deliver to Bank within thirty five
            (35) days after the end of each month, monthly consolidated and consolidating financial statements of Borrower and its subsidiaries, deliver to Bank forty five (45) days after the end of each quarter, quarterly consolidated and consolidating financial statements of Borrower and its subsidiaries and deliver to Bank within one hundred twenty (120) days after the end of each of Borrower's fiscal years audited annual consolidated financial statements of Borrower and subsidiaries, including but not limited to, a balance sheet, a statement of cash flows and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

                        c. In addition to the financial statements requested
            above, Borrower agrees to provide Bank with the following schedules and reports, each in form satisfactory to Bank:

                            (1) Accounts Receivable Agings on a monthly basis within twenty (20) days after the end of each month;

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                            (2) Accounts Payable Agings on a monthly basis within twenty (20) days after the end of each month;

                            (3) Borrowing Base Certificate on a monthly basis within twenty (20) days after the end of each month;

                            (4) Inventory report listing the age of Inventory on hand from the date of purchase on a monthly basis within twenty (20) days after the end of each month;

                            (5) Compliance Certificate, in the form of Exhibit A, and a certificate of an authorized officer of Borrower that no Event of Default has occurred within forty five (45) days after the end of each fiscal quarter; and

                            (6) Financial projections for each fiscal year within forty five (45) days after the last day of the prior fiscal year.

            6.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis:

                        a. Pre-Tax Income, measured for the two fiscal quarters then ended, of not less than:

                                    (A) $100,000 as of October 31, 2007 and
                                        January 31, 2008; and

                                    (B) $200,000 as of April 30, 2008 and the
                                        last day of each fiscal quarter
                                        thereafter;

                        b.          a Quick Ratio of not less than:

                                    (A) 0.30:1.00 as of July 31, 2007, October
                                        31, 2007, January 31, 2008, April 30,
                                        2008, July 31, 2008 and October 31,
                                        2008; and

                                    (B) 0.35:1.00 as of January 31, 2009 and the
                                        last day of each fiscal quarter
                                        thereafter; and

                        c.          a Leverage Ratio of not more than:

                                    (A) 17.50:1.00 as of July 31, 2007 and
                                        October 31, 2007;

                                    (B) 17.00:1.00 as of January 31, 2008;

                                    (C) 16.50:1.00 as of April 30, 2008;

                                    (D) 15.00:1.00 as of July 31, 2008;

                                    (E) 14.50:1.00 as of October 31, 2008; and

                                    (F) 14.00:1.00 as of January 31, 2009 and
                                        the last day of each fiscal quarter
                                        thereafter.

All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

            6.18 Borrower shall promptly supply Bank (and cause any guarantor to supply Bank) with such other information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any material condition or material event which constitutes a breach of, or any event which constitutes an Event of Default under, this Agreement.

            6.19 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

            6.20 Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank in connection with any action brought by Bank to correct any default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

            6.21 Each warranty, representation and agreement contained in this Agreement shall automatically be deemed repeated with each advance and shall conclusively be presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

            6.22 Borrower shall keep all of its principal bank accounts with Bank and shall notify Bank immediately in writing of the existence of any other bank account, deposit account, or any other account into which money can be deposited.

            6.23 Borrower shall furnish to Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

            6.24 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

            6.25 Borrower shall cause each of its domestic subsidiaries, whether existing now or in the future, to execute a guaranty agreement in form satisfactory to Bank and a security agreement in form satisfactory to Bank granting to Bank a first priority lien on all of such subsidiary's personal property assets. If any holding company is created to hold stock in Borrower, Borrower shall cause such holding company to pledge all of its stock in Borrower to Bank.

7. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                        a. Upon Borrower's receipt of written notice from Bank,
            if Borrower fails or neglects to perform, keep or observe the provisions of Sections 6.6, 6.9a, 6.9e, 6.16, 6.17, or the corresponding provision of any other present or future document, instrument or agreement between Borrower and Bank;

                        b. If Borrower fails or neglects to perform, keep or
            observe any other term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or in any other present or future document, instrument or agreement between Borrower and Bank and such failure shall continue for a period of thirty (30) days following Borrower's receipt of written notice from Bank;

                        c. Upon Borrower's receipt of written notice from Bank,
            if any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct in all material respects;

                        d. Upon Borrower's receipt of written notice from Bank,
            if Borrower fails to pay when due and payable or declared due and payable, all or any portion of Borrower's Indebtedness (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

                        e. Upon Borrower's receipt of written notice from Bank,
            if there is a material impairment of the prospect of repayment of all or any portion of Borrower's Indebtedness or a material impairment of the value or priority of Bank's security interest in the Collateral;

                        f. Upon Borrower's receipt of written notice from Bank,
            if all or any material portion of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within thirty (30) days thereafter;

                        g. If any Insolvency Proceeding is filed or commenced by
            or against Borrower without being dismissed within thirty (30) days thereafter;

                        h. If any proceeding is filed or commenced by or against
            Borrower for its dissolution or liquidation;

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                        i. Upon Borrower's receipt of written notice from Bank,
            if Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                        j. Upon Borrower's receipt of written notice from Bank,
            if a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of Borrower's assets and the same is not paid on the payment date thereof or contested in good faith by Borrower by diligent prosecution of appropriate proceedings;

                        k. Upon Borrower's receipt of written notice from Bank,
            if a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within thirty (30) days thereafter;

                        l. Upon Borrower's receipt of written notice from Bank,
            if Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement is entered into or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

                        m. Upon Borrower's receipt of written notice from Bank,
            if Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others in any amount in excess of $150,000, whether under any indenture, agreement or otherwise;

                        n. Upon Borrower's receipt of written notice from Bank,
            if Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Indebtedness to Bank except as otherwise permitted under the terms of this Agreement;

                        o. Upon Borrower's receipt of written notice from Bank,
            if any misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

                        p. Upon Borrower's receipt of written notice from Bank,
            if any guarantor of Borrower's Indebtedness terminates its guaranty, violates the terms of its guaranty, becomes insolvent, or an Insolvency Proceeding is commenced by or against any such guarantor;

                        q. Upon Borrower's receipt of written notice from Bank,
            if the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall be contested by Borrower, or shall be contested by any other Person party thereto and such contest shall be supported by Borrower, or such subordination provisions shall fail to be enforceable by Bank in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions;

                        r. If any reportable event, which Bank determines
            constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7, the aggregate amount of Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth; or

                        s. (i) If the Support Letter of Credit is cancelled,
            (ii) if the Bank or Borrower receive notice from the issuer of the Support Letter of Credit that its expiration date will not be extended, (iii) if, on or before the tenth (10th) day prior to the then-current expiration date of the Support Letter of Credit, Bank has not received evidence satisfactory to Bank that the Support Letter of Credit has been extended for an additional term of at least one (1) year or (iv) if there is a material impairment of the prospect of payment under the Support Letter of Credit.

            Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.f, 7.g or 7.k of this Agreement if, within thirty (30) days from the date thereof, the same is released, discharged,

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8. BANK'S RIGHTS AND REMEDIES.

            8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        a. Declare Borrower's Indebtedness, whether evidenced by
            this Agreement, installment notes, demand notes or otherwise, immediately due and payable to Bank;

                        b. Cease advancing money or extending credit to or for
            the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

                        c. Terminate this Agreement as to any future liability
            or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Indebtedness of Borrower to Bank;

                        d. Without notice to or demand upon Borrower or any
            guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                        e. Without limiting Bank's rights under any security
            interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property or a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

                        f. Ship, reclaim, recover, store, finish, maintain,
            repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

                        g. Sell or dispose the Collateral at either a public or
            private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale. At any sale or other disposition of the Collateral pursuant to this Section, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limitation a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable;

                        h. Bank shall give notice of the disposition of the
            Collateral as follows:

                                    (1) Bank shall give Borrower and each holder
                        of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                                    (2) The notice shall be personally delivered
                        or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten
                        (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as have been furnished to Bank or as otherwise determined in accordance with Section 9611 of the Uniform Commercial Code; and

                                    (3) If the sale is to be a public sale, Bank
                        shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                                    (4) Bank may credit bid and purchase at any
                        public sale.

                        i. Borrower shall pay all Bank Expenses incurred in
            connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

                        j. Any deficiency which exists after disposition of the
            Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess;

                        k. Without constituting a retention of Collateral in
            satisfaction of an obligation within the meaning of 9620 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9102 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Indebtedness;

                        l. The proceeds of any sale or other disposition of
            Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank, whether in-house or outside counsel is used, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Borrower agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank; and

                        m. The following shall be the basis for any finder of
            fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9615(f) of the Uniform Commercial Code: (i) The Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial Code.

            8.2 In addition to any and all other rights and remedies available to Bank under or pursuant to this Agreement or any other documents, instrument or agreement contemplated hereby, Borrower acknowledges and agrees that (i) at any time following the occurrence and during the continuance of any Event of Default, and/or (ii) termination of Bank's commitment or obligation to make loans or advances or otherwise extent credit to or in favor of Borrower hereunder, in the event that and to the extent that there are any Letter of Credit Obligations outstanding at such time, upon demand of Bank, Borrower shall deliver to Bank, or cause to be delivered to Bank, cash collateral in an amount not less than such Letter of Credit Obligations, which cash collateral shall be held and retained by Bank as cash collateral for the repayment of such Letter of Credit Obligations, together with any and all other Indebtedness of Borrower to Bank remaining unpaid, and Borrower pledges to Bank and grants to Bank a continuing first priority security interest in such cash collateral so delivered to Bank. Alternatively, Borrower shall cause to be delivered to Bank an irrevocable standby letter of credit issued in favor of Bank by a bank acceptable to Bank, in its sole discretion, in an amount not less than such Letter of Credit Obligations, and upon terms acceptable to Bank, in its sole discretion.

            8.3 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

9. TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY. If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

the same and charge Borrower's loan account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional Indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future, or (ii) a waiver by Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10. WAIVERS.

            10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Indebtedness constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Indebtedness and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

            10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

            10.3 Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

            10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

            10.5 THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE INDEBTEDNESS OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

            10.6 Reference Provision.

                        a. In the event the Jury Trial Waiver set forth above is
            not enforceable, the parties elect to proceed under this Judicial Reference Provision.

                        b. With the exception of the items specified in clause
            (c), below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "Comerica Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").

                        c. The matters that shall not be subject to a reference
            are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses
            (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

                        d. The referee shall be a retired judge or justice
            selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP ss. 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

                        e. The parties agree that time is of the essence in
            conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty
            (20) days after the matter has been submitted for decision.

                        f. The referee will have power to expand or limit the
            amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

                        g. Except as expressly set forth herein, the referee
            shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

                        h. The referee shall be required to determine all issues
            in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP ss. 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                        i. If the enabling legislation which provides for
            appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

                        j. THE PARTIES RECOGNIZE AND AGREE THAT ALL
            CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE INDEBTEDNESS OR THE OTHER COMERICA DOCUMENTS.

            10.8 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11. ONE CONTINUING LOAN TRANSACTION. All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if Borrower (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Indebtedness of Borrower (or any of them), unless expressly provided to the contrary in another place.

12. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests for information made to Borrower by Bank from time to time hereunder may be made orally or in writing, at Bank's discretion.

13. AUTHORIZATION TO DISBURSE. Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Indebtedness of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14. PAYMENTS. Borrower hereby authorizes Bank to deduct the full amount of any interest, fees, costs, or Bank Expenses due under this Agreement and not paid or collected when due in accordance with the terms and conditions hereof from any account maintained by Borrower with Bank. Should there be insufficient funds in any such account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower; provided, however, that Bank shall not be obligated to advance funds to cover any such payment.

15. DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

16. CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in California.

17. GENERAL PROVISIONS.

            17.1 This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Bank at its headquarters office.

            17.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

            17.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof", "herein", "hereby", "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

            17.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            17.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------

            17.6 This Agreement cannot be changed or terminated orally. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations, warranties and negotiations, if any, related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

            17.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

            17.8 In addition, if this Agreement is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Agreement, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract or other instrument; (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor.

            IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

                                                        BORROWER:
                                                        SIGNATURE EYEWEAR, INC., a California corporation

Accepted and effective as of September 14, 2007         By: /s/ Michael Prince
At Bank's Western Division Headquarters Office              ---------------------------------------
                                                            Signature of Michael Prince
                                                            Title: Chief Executive Officer
  Comerica Bank

By: /s/ Keith F. Nichols
    ---------------------------------------------
    Signature of Keith F. Nichols
    Title: Vice President-Western Market
           --------------------------------------

Address for Notices
-------------------

Signature Eyewear, Inc.
Attention: Michael Prince CEO
498 North Oak Street
Inglewood, CA  90302

By fax - 310 330 2770 or 310 330 2748

                                                     LOAN AND SECURITY AGREEMENT
                                                     (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------


                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE


PLEASE SEND ALL REQUIRED REPORTING TO:                   Comerica Bank
                                                         301 E. Ocean Blvd.
                                                         Ste. 1800  MC 4444
                                                         Long Beach, CA  90802
                                                         Attn.: Keith Nichols

FROM:   SIGNATURE EYEWEAR, INC.

The undersigned authorized Officer of SIGNATURE EYEWEAR, INC. ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the Agreement), (i) Borrower is in complete compliance for the period ending 7/31/2007 with all required covenants, except as noted below, and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANTS                             REQUIRED                                        COMPLIES
-------------------                             --------                                        --------

Consolidated Financial Statements               Monthly, within 35 days                         YES           NO
Consolidated Financial Statements               Quarterly, within 45 days                       YES           NO
Audited Consolidated Financial Statements       Annually, within 120 days                       YES           NO
A/R Aging                                       20th day of each calendar month                 YES           NO
A/P Aging                                       20th day of each calendar month                 YES           NO
Inventory Report                                20th day of each calendar month                 YES           NO
Borrowing Base Certificate                      20th day of each calendar month                 YES           NO
Financial Projections                           Annually, within 45 days after FYE              YES           NO

FINANCIAL COVENANTS                             REQUIRED                            ACTUAL      COMPLIES
-------------------                             --------                            ------      --------

TO BE TESTED QUARTERLY

Minimum 2 Qrt. Pre-Tax Income                   ________                            $________   YES           NO

Maximum Leverage Ratio                          _______:1.00                        ______:1.00 YES           NO

Minimum Quick Ratio                             _______:1.00                        ______:1.00 YES           NO

YTD Capital Expenditures                        $100,000 annually                   $________   YES           NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,
SIGNATURE EYEWEAR, INC.            BANK USE ONLY

                                   Rec'd by:
---------------------------                       ------------------------------
Authorized Signer                  Date:
                                                  ------------------------------
                                   Reviewed By:
                                                  ------------------------------
                                   Date:
                                                  ------------------------------
Name:                              Financial Compliance Status:         YES / NO
---------------------------


Title:
---------------------------